[RYDER SCOTT COMPANY LETTERHEAD]

Exhibit No. 23.8

Consent of Ryder Scott Company, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-4, prepared by Plains Exploration & Production Company, of information from our reserve report for Nuevo Energy Company and subsidiaries as of December 31, 2003. We further consent to references to our firm under the headings “Oil and Gas Reserves”, “EXPERTS” and “Reserve Reports”.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

April 2, 2004